UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 28, 2008
Date of Report (Date of earliest event reported)
Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1 Fiscal Year 2008 Executive Incentive Plan

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 28, 2008, the Compensation Committee of the Board of Directors of Unica Corporation (the “Company”) approved the Fiscal Year 2008 Executive Incentive Plan (the “2008 Plan”) for executive officers of the Company, including the named executive officers (other than the Senior Vice President of WorldwideSales). The 2008 Plan is intended to reward executive officers for significant contributions to the Company’s growth and profitability and for the achievement of pre-established individual performance goals. The individual target amounts under the 2008 Plan range from 30% to 100% of the named executive officer’s base salary. The total amount available to all eligible executive officers under the 2008 Plan is based on the Company’s achievement of pre-established adjusted operating income targets.
Up to 25% of each participant’s target cash incentive amount is eligible for payout after the public release of the Company’s second quarter financial results. The remaining portion of each participant’s target incentive amount is eligible for payout after the public release of the Company’s 2008 year-end financial results. The Compensation Committee and the Board of Directors of the Company may change, modify or adjust any provision of the 2008 Plan to serve the interests of the Company.
The foregoing description of the 2008 Plan is not complete and is qualified in its entirety by reference to the 2008 Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
In addition, on January 28, 2008, the Compensation Committee of the Board of Directors of the Company approved an increase to the base salary of Eric Schnadig, the Company’s Senior Vice President of Worldwide Sales, to $220,000 per year. The Compensation Committee also approved an incentive compensation plan for Mr. Schnadig, pursuant to which Mr. Schnadig may earn up to 75% of his target cash incentive amount based on attainment of total bookings for the Company. Total bookings is an internal measurement primarily related to the contract value of new license agreements including first year maintenance, renewals of existing maintenance and subscription arrangements, and services. This portion of Mr. Schnadig’s cash incentive compensation will be paid quarterly. Mr. Schnadig is eligible to earn up to 25% of his target cash incentive based on achievement of pre-established individual performance goals, subject to the Company’s achievement of the adjusted operating income targets contained in the 2008 Plan.
Item 9.01. Financial Statements and Exhibits.
(d) 10.1 Fiscal Year 2008 Executive Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION
February 1, 2008	By:	/s/ Ralph Goldwasser
Ralph Goldwasser
Senior Vice President and Chief Financial Officer

3

Exhibit Index

Exhibit No.	Description

10.1	Fiscal Year 2008 Executive Incentive Plan